UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 12, 2009
LIGHTING SCIENCE GROUP CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Building 2A, 1227 South Patrick Drive, Satellite Beach, FL 32937
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (321) 779-5520
              120 Hancock Lane, Westampton, NJ 08060
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
On July 12, 2009, Lighting Science Group Corporation, a Delaware corporation (the “Company”), entered into that certain employment letter (the “Employment Letter”) related to the Company’s employment of Khaled Haram. Pursuant to the Employment Letter, Mr. Haram will serve as the Company’s President and Chief Operating Officer, effective as of July 13, 2009. Mr. Haram is also an operating advisor of Pegasus Capital Advisors, L.P. (“Pegasus”).
Mr. Haram’s employment under the Employment Letter is terminable at will with or without notice by the Company. The Employment Letter provides that Mr. Haram is entitled to an annual base salary of $225,000, a monthly car allowance of $1,200 and benefits generally available to other employees of the Company. The Company may also pay Mr. Haram bonuses at such times and in such amounts as the Board of Directors of the Company determines. Mr. Haram is entitled to participate in the Company’s existing Equity-Based Compensation Plan (the “Plan”). Pursuant to the Employment Letter, the Company has agreed to negotiate in good faith with Mr. Haram regarding the number of shares of restricted stock and options to purchase shares of common stock under the Plan that Mr. Haram will be granted as additional consideration for his employment with the Company. Mr. Haram will also be eligible to participate in a bonus plan of up to 40% of his base salary based upon a combination of Company performance and personal achievements. If Mr. Haram’s employment is terminated by the Company without “Cause” and, other than by his own will, he does not return to employment with Pegasus or any of its affiliates for a six-month period following the termination of his employment with the Company, then Mr. Haram will be entitled to severance pay from the Company equal to six months’ base salary. If Mr. Haram’s employment is terminated due to a change of control of the Company, then Mr. Haram will instead be entitled to severance pay equal to one year’s base salary.
A copy of the Employment Letter is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference. You are encouraged to read the Employment Letter for a more complete understanding of its terms. The foregoing description of the Employment Letter is qualified in its entirety by reference to the full text of the Employment Letter.
Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
Effective as of July 13, 2009, the Company appointed Khaled Haram as President and Chief Operating Officer of the Company. As disclosed in Item 1.01, Mr. Haram’s employment with the Company is subject to the Employment Letter.
Mr. Haram, age 45, has served as an operating advisor since 2008 for Pegasus Capital Advisors, L.P., a private equity fund manager and an affiliate of LED Holdings, LLC and Pegasus Partners IV, L.P., our largest stockholders that, as of June 26, 2009, collectively owned approximately 82.3% of the Company’s common stock. Prior to that, from 2006 to 2008, Mr. Haram held various positions with Handleman Company, a home entertainment category manager that serviced retailers. Most recently, Mr. Haram served Handleman Company as its Senior Vice President and Chief Financial Officer. He previously held positions of Senior Vice President, Chief Information Officer and Senior Vice President, International of Handleman Company. From 2002 to 2006, Mr. Haram served as the Chief Executive Officer of Zalia Cosmetics, a Latin-focused cosmetics company.

See also Item 1.01 of this report. The information in Items 1.01 and 9.01 of this report is incorporated in this Item 5.02 by reference.
Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure.
The Company elects to disclose the information contained in the press release furnished as Exhibit 99.1 hereto through Form 8-K pursuant to Regulation FD.
Section 8 — Other Items
Item 8.01 Other Items.
The Company has moved its headquarters from Westampton, New Jersey to Building 2A, 1227 South Patrick Drive, Satellite Beach, FL 32937.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description of Exhibit
10.1	Employment Letter, dated as of July 10, 2009, from Lighting Science Group Corporation to Khaled Haram.
99.1	Press release dated as of July 16, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION
Date: July 16, 2009	By:	/s/ Stephen Hamilton
		Name:	Stephen Hamilton
		Title:	Vice President — Finance

INDEX OF EXHIBITS

Exhibit
No.	Description of Exhibit
10.1	Employment Letter, dated as of July 10, 2009, from Lighting Science Group Corporation to Khaled Haram.

99.1	Press release dated as of July 16, 2009.